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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2002

THE MILLS CORPORATION
Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12994 (Commission File Number)	52-1802283 (IRS Employer Identification Number)

1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (703) 526-5000

(Former name or former address, if changed since last report)

Not applicable

THE MILLS CORPORATION

Item 5—Other Events

        Attached as Exhibits to this form are the documents listed below:

Exhibit	Document
1.1	Underwriting Agreement, dated October 2, 2002, by and among The Mills Corporation, The Mills Limited Partnership, Legg Mason Wood Walker, Incorporated and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting for themselves and as representatives of McDonald Investments Inc., RBC Dain Rauscher Inc. and Stifel, Nicolaus & Company, Incorporated
4.1	Form of Certificate of Designations designating The Mills Corporation 9% Series B Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share
4.2	Form of certificate evidencing 9% Series B Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share
5.1	Opinion of Hogan & Hartson L.L.P.
8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
23.3	Consent of Ernst & Young LLP

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION
/s/ Kenneth R. Parent
Name:	Kenneth R. Parent
Title:	Chief Operating Officer

Date: October 8, 2002

EXHIBIT INDEX

1.1	Underwriting Agreement, dated October 2, 2002, by and among The Mills Corporation, The Mills Limited Partnership, Legg Mason Wood Walker, Incorporated and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting for themselves and as representatives of McDonald Investments Inc., RBC Dain Rauscher Inc. and Stifel, Nicolaus & Company, Incorporated
4.1	Form of Certificate of Designations designating The Mills Corporation 9% Series B Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share
4.2	Form of certificate evidencing 9% Series B Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share
5.1	Opinion of Hogan & Hartson L.L.P.
8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
23.3	Consent of Ernst & Young LLP

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THE MILLS CORPORATION
  Item 5—Other Events
SIGNATURE
EXHIBIT INDEX